     Exhibit 99.1

Lexaria Bioscience Awarded Australian Patent For Cannabinoid Infused Edibles

Kelowna, British Columbia – July 18, 2017 – Lexaria Bioscience Corp. (OTCQB: LXRP) (CSE: LXX) (the “Company” or “Lexaria”) is pleased to announce that the Australian Patent Office has granted patent #2015274698 which protects Lexaria’s method of improving absorption, speed of onset, and taste of cannabinoid active agents in edible products. The term of the patent is 20 years from June 10, 2015.

The issuance of this patent guards Lexaria’s intellectual property for the edible delivery of all non-psychoactive cannabinoids, including those that are incidental but contributory to cannabis oils used in psychoactive cannabinoid edibles. A wide variety of foods and beverage formats are covered, including but not limited to: tea, coffee, cocoa powder, fresh foods and meats, dairy products, pastas, breads, seeds, nuts, spices, herbs, candies, flavourings and more.

One of Lexaria’s core strategies is to develop and solidify key IP applicable to different economic sectors within specific market jurisdictions domestically and abroad, as a pre-requisite to developing revenue-producing business operations linked thereto.

“We are very pleased to have received this patent which effectively covers all cannabis oil extract formulated edibles utilizing our technology in Australia,” states Lexaria CEO Chris Bunka. “This patent award allows us to confidently enter the recently legalized Australian cannabis marketplace where we will seek additional licensing and product distribution partnering opportunities.”

A patent granting the same set of claims was granted in the USA in October, 2016. Lexaria expects additional progress on its extensive patent portfolio through the balance of 2017 and in 2018.

Separately, the Company announces it has received US$6,250.75 from the exercise of 27,500 stock options previously granted with an exercise price of US$0.2273. These options were exercised by a third party who is neither an officer nor director of the Company.

No commissions or placement fees have been paid related to the funds received from this option exercise. Proceeds will be used for general corporate purposes.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria

Lexaria Bioscience Corp. has developed and out-licenses its disruptive technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and was granted its first patents in the USA and in Australia related to edible forms of cannabinoids. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com

For regular updates, connect with Lexaria on Facebook (https://www.facebook.com/Lexaria-Corp-106280556370600/) and Twitter (https://twitter.com/lexariacorp)

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NewworkNewWire (NNW)
www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods, Ambarii, and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.